Exhibit 5.1
SIDLEY AUSTIN LLP
ONE SOUTH DEARBORN STREET
CHICAGO, IL 60603
+1 312 853 7000
+1 312 853 7036 FAX

AMERICA ● ASIA PACIFIC ● EUROPE

May 26, 2023

Omnicell, Inc.
4220 North Freeway
Fort Worth, TX 76137

Re: 4,600,000 Shares of Common Stock, $0.001 par value per share
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Omnicell, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) 1,600,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company, which may be issued under the Omnicell, Inc. 2009 Equity Incentive Plan, as amended (the “2009 Plan”), and (b) 3,000,000 shares of Common Stock, which may be issued under the Omnicell, Inc. Amended and Restated 1997 Employee Stock Purchase Plan, as amended (collectively with the 2009 Plan, the “Plans,” and the aggregate shares of Common Stock to be registered under the Registration Statement, the “Registered Shares”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Third Amended and Restated Bylaws, the Plans, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plans, and the proposals adopted by the stockholders of the Company relating to the Plans at the Company’s 2023 Annual Meeting of Stockholders. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of,
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Omnicell, Inc.
May 26, 2023

certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to each Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the applicable Plan; and (iii) a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the applicable Plan.
This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP